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EXHIBIT 99.1

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. Gary Fromm, Chief Executive and Acting Chief Financial Officer of American Technologies Group, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1) the Quarterly Report on Form 10-QSB of the Company for the period ending April 30, 2003 (the "Report") fully complies with the requirements of Section 13
(a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 19, 2003





                              BY: /S/ GARY FROMM
                              ---------------------------------
                              DR. GARY FROMM
                              CHAIRMAN OF THE BOARD AND
                              CHIEF EXECUTIVE OFFICER
                              ACTING CHIEF FINANCIAL OFFICER
                              DATE: JUNE 19, 2003